UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2017

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	2451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2017, PAREXEL International, LLC (the “Company”), a wholly-owned subsidiary of PAREXEL International Corporation, entered into a Supplier Receivables Purchase Agreement (the “Agreement”) with Bank of America, N.A. (“BoA”). Under the Agreement, the Company will sell to BoA on an ongoing basis certain of its trade receivables, together with ancillary rights and the proceeds thereof, which arise under contracts with Pfizer, Inc. or any of its direct or indirect subsidiaries or affiliates.

The Agreement includes customary representations and covenants on behalf of the Company, and may be terminated by either the Company or BoA upon 30 calendar days advance notice. As of February 22, 2017, there were no trade receivable purchases outstanding under the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which are incorporated by reference herein.

PAREXEL has a banking relationship with BoA. PAREXEL, certain subsidiaries of PAREXEL, BoA as administrative agent, and the other lenders party thereto entered into a Third Amended and Restated Credit Agreement for a credit facility on March 11, 2016 (the “2016 Bank of America Facility”), which remains in effect in accordance with its terms. BoA is a lender under the 2016 Bank of America Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Supplier Receivables Purchase Agreement, dated as of February 22, 2017, by and between the Company and BoA.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2017	PAREXEL International Corporation
By:	/s/ Emma Reeve
Emma Reeve Corporate Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supplier Receivables Purchase Agreement, dated as of February 22, 2017, by and between the Company and BoA.